                                                                    EXHIBIT 3.10


                         CERTIFICATE OF INCORPORATION

                                       OF

                          HMC REAL ESTATE CORPORATION


     The Undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is: HMC REAL ESTATE CORPORATION

     SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

                     General Partner of Host Marriott, L.P.

     To carry on and conduct a general food and beverage business; to operate in connection therewith facilities for the manufacture, productions, processing, storage, distribution, and sale of foods and beverages and any other related items; to sell at wholesale and retail; to operate such facilities on its own account, under management contracts with others, or under franchise, or in any other legitimate capacity; to engage in the business of providing and promoting entertainments, amusements, and other means of recreation.

     To carry on and conduct a general hotel business; to operate in connection therewith hotels, motels, inn, taverns, and other places of lodging of every kind and description; and to provide and operate facilities necessary or desirable in connection therewith; and to operate such facilities on its own account, under management contracts with others, or under franchises, or in any other legitimate capacity.

     To acquire, by purchase, exchange, lease, franchise, license, or any other lawful manner, and to build, own, operate, manage, sell, lease, mortgage, or otherwise dispose of, the facilities and properties which are, or may be, required in the conduct of such general food and beverage business and hotel business and all other businesses related thereto, also to purchase, acquire, own, hold, use, lease (either as lessor or lessee), rent, sublet, grant, sell, exchange, subdivide, mortgage, encumber, deed in trust, manage, improve, develop, maintain, construct, operate and generally deal in, any and all real estate, improved and unimproved, stores, office buildings, apartment houses, shopping centers, commercial buildings, restaurants, hotels, garages, warehouses, manufacturing plants, and other buildings of any kind or description, and any and all other property of every kind or description, real, personal, and mixed, and any interest or right therein, wheresoever situated.

     To manufacture, purchase, or acquire in any lawful manner, and to hold, own, mortgage, pledge, sell, lease, rent, transfer, or in any manner dispose of, and to deal and trade in, goods, wares, merchandise, including equipment, furniture and fixtures, and property of any and every class and description.

     To acquire the good will, business, rights and property, franchises, and assets of every kind, with or without undertaking the whole or any part of the liabilities, of any person, firm, association, or corporation; and to acquire any property or business as a going concern or otherwise by (i) purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner; and to pay for the same in cash, the stock of this corporation, bonds, or otherwise; to hold, maintain and operate, or in any manner dispose of the whole or any part of the good will, business, rights, and property so acquired; and to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

     To apply for, purchase, or in any manner to acquire, and to hold, own, use and operate, and to sell, assign, transfer, or in any manner dispose of, and to grant licenses, franchises, or other rights in respect of, and in any manner deal with, any and all rights, trade and service marks, systems, inventions, improvements, and processes used in connection with or secured under letters patent or copyrights of the United States or other countries, or otherwise, and to work, operate, or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

     To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock of, or any bonds, securities, or evidences of indebtedness created by any other corporation or corporations of this State or any other state, country, nation, or government and while owner of said stock, to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon, to the same extent as natural persons might or could do, and to promote or to aid in any manner, financially or otherwise, any corporation of which any shares of stock, bonds, notes, debentures, or other securities or evidences of indebtedness are held directly or indirectly by this corporation, and for this purpose to guarantee the contracts, dividends, shares, bonds, notes, debentures, and other obligations of such other corporations.

     To issue bonds, debentures, or obligations from time to time for any of the objects or purposes of the corporation and to secure the same by mortgage, pledge, deed of trust, or otherwise, including, but without limitation, bonds, debentures, and other obligations convertible into other securities of the corporation.

     To act as a general partner, limited partner, or joint venturer of a partnership or joint venture that proposes to conduct a business that the corporation would engage in singly.

     To conduct business in any of the States, territories, colonies, or dependencies of the United States, in the District of Columbia, and in any and all foreign countries, to have one or more offices therein, and therein to hold, purchase, mortgage, and convey real and personal property, without limit as to the amount.

     To do any or all of the things herein set forth to the same extent as a natural person might or could do and in any part of the world, as principals, agents, contractors, trustees, or otherwise, and either alone or in company with others.

     To purchase, hold, and reissue any of the shares of its capital stock.

     To exercise all powers enumerated in the General Corporation Law of Delaware; and, in addition, to exercise all powers granted by any other law or by this certificate of incorporation, together with any powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the business or purposes set forth herein.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue in One Hundred (100), all of which are without par value. All such shares are of one class and are shares of Common Stock.

     No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     FIFTH:  The name and mailing address of the incorporator is as follows:

          NAME                        MAILING ADDRESS
          ----                        ---------------
     Abby Ancarrow                    1013 Centre Road
                                      Wilmington, DE  19805

     SIXTH:  The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receives appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors of class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation, as consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors of class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     TENTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

     Signed on April 15, 1998


                              ___________________________________
                                         Abby Ancarrow
                                         Incorporator